Exhibit 99.1

News Release For more information, please contact: Investors: Dexter Congbalay 224-306-1535 dexter.congbalay@lambweston.com Media: Shelby Stoolman 208-424-5461 shelby.stoolman@lambweston.com

Lamb Weston Highlights Continued Strong Execution of Strategic Growth Initiatives, Issues Long-Term Financial Targets, and Increases Share Repurchase Authorization

•	Well-positioned to drive sustainable, profitable growth through expanded global footprint, advanced production capabilities and innovation leadership
•	Focused on delivering on long-term financial targets and peer-leading shareholder returns
•	Committed to returning cash to shareholders by targeting a dividend payout ratio of 25%-35% of net income and newly-increased $500 million share repurchase authorization

EAGLE, ID (October 11, 2023) – In connection with its 2023 Investor Day, Lamb Weston Holdings, Inc. (NYSE: LW) is highlighting its continued progress against its strategic growth initiatives, providing updated long-term financial targets, reaffirming its fiscal 2024 outlook, and announcing an increase to its share repurchase authorization. At the Investor Day, Lamb Weston President and CEO Tom Werner, Chief Operating Officer Mike Smith, and Chief Financial Officer Bernadette Madarieta will present a comprehensive overview of the Company’s strategies to drive sustainable, profitable growth and peer-leading shareholder returns.

Key to achieving the Company’s goal of continued shareholder value creation are the following competitive strengths and strategies:

•	Focus on the attractive, growing frozen potato category;
•	Leading market positions, including #1 in North America and #2 globally, to support customer growth across all regions and channels;
•	Advantaged global manufacturing footprint with advanced production capabilities focused on higher-margin, premium products;
•	Established, long-term customer relationships and product portfolio;
•	Innovation leadership, which creates opportunities to drive growth and expand its total addressable market;
•	Strong balance sheet to maintain financial flexibility; and
•	Disciplined and balanced capital allocation priorities, including reinvesting in the business and returning cash to shareholders.

“Over the last several years, Lamb Weston has strengthened our position as a leading global producer, distributor and marketer of frozen potato products,” said Tom Werner, President and CEO. “Our global supply chain optimization and disciplined, results-driven capital allocation strategy have created a more profitable, high-growth business that we believe is well-positioned to support customers, leverage our global scale and create value for our shareholders. We are confident in our ability to build on our strong foundation, and remain committed to investing in our business to support sustainable, profitable growth over the long term.”

Long-Term Financial Targets

The Company is providing long-term targets that align with the Company’s objectives of delivering top- and bottom-line growth, including:

•	Net sales growth in the low-to-mid-single digits, driven by a balance of volume growth and price and mix;
•	Adjusted EBITDA(1) growth in the mid-to-high-single digits, supported by net price realization, mix improvement, supply chain productivity and SG&A leverage; and
•	Adjusted Diluted EPS(1) growth in the high single digits driven by a flexible capital structure and execution of the Company’s capital allocation strategies, including share repurchases.

In addition, the Company is providing other long-term financial targets, including:

•	Selling, general and administrative expenses, excluding advertising and promotion expenses, of 10.5 percent to 11.0 percent of net sales;
•	Capital expenditures of approximately 9 percent of net sales; and
•	Net debt to Adjusted EBITDA(1) leverage ratio of up to 3.5 times.

Fiscal 2024 Outlook

The Company is also reaffirming its fiscal 2024 financial targets that it provided during its fiscal first quarter 2024 earnings call on October 5, 2023, as follows:

•	Net sales of $6.8 billion to $7.0 billion;
•	Net income of $800 million to $870 million, and Diluted EPS of $5.47 to $5.92;
•	Adjusted Net Income(1) of $805 million to $875 million, and Adjusted Diluted EPS(1) of $5.50 to $5.95; and
•	Adjusted EBITDA(1) of $1,540 million to $1,620 million.

Increase in Share Repurchase Authorization and Capital Allocation Update

Lamb Weston has returned more than $1.2 billion to shareholders in the form of share repurchases and dividends to shareholders since becoming an independent public company in 2016.

In this regard, the Lamb Weston Board of Directors has increased the Company’s share repurchase authorization to an aggregate amount of $500 million, including approximately $124 million of remaining unused capacity under the Board’s previous repurchase authorization. The program has no expiration date.

Under the share repurchase program, the Company is authorized to repurchase shares of common stock through one or more open market transactions, privately negotiated transactions or a combination of the foregoing. The timing and amount of share repurchases will be subject to the Company’s evaluation of market conditions, applicable legal requirements and other factors.

Lamb Weston remains committed to leveraging its strong cash flow generation to further support growth and return cash to shareholders, with a balanced approach to capital allocation that is focused on three main priorities:

•	Supporting growth and scale through strategic investments to increase manufacturing flexibility, enhance innovation, and improve its information technology infrastructure;
•	Returning cash to shareholders with a target dividend payout ratio of 25 percent to 35 percent of net income and opportunistic share repurchases under its newly expanded authorization; and
•	Evaluating M&A opportunities designed to enhance growth opportunities, expand its manufacturing footprint to be more cost competitive, and strengthen capabilities in local markets.

End Notes

(1)	Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Net Income are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures at the end of this press release for more information.

Investor Day Webcast Information

Lamb Weston’s Investor Day presentation will begin today at 9:00 a.m. Eastern Daylight Time and will conclude at approximately 12:30 p.m. Eastern Daylight Time. The event will be webcast live for interested parties to access at: https://investors.lambweston.com/events-and-presentations. An archive of the presentation will be available beginning on Thursday, Oct. 12, 2023.

About Lamb Weston

Lamb Weston is a leading supplier of frozen potato products to restaurants and retailers around the world. For more than 70 years, Lamb Weston has led the industry in innovation, introducing inventive products that simplify back-of-house management for its customers and make things more delicious for their customers. From the fields where Lamb Weston potatoes are grown to proactive customer partnerships, Lamb Weston always strives for more and never settles. Because, when we look at a potato, we see possibilities. Learn more about us at lambweston.com.

Non-GAAP Financial Measures

To supplement the financial information included in this press release, the Company has presented Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Net Income, each of which is considered a non-GAAP financial measure. The non-GAAP financial measures presented in this press release should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are also presented in this press release. These measures are not substitutes for their comparable GAAP financial measures, such as net income, diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures. For example, the non-GAAP financial measures presented in this press release may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures the same way as the Company does.

Management uses these non-GAAP financial measures to assist in analyzing what management views as the Company's core operating performance for purposes of business decision making. Management believes that presenting these non-GAAP financial measures provides investors with useful supplemental information because they (i) provide meaningful supplemental information regarding financial performance by excluding foreign currency exchange and unrealized mark-to-market derivative gains and losses and items affecting comparability between periods, (ii) permit investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating the Company's financial results. In addition, the Company believes that the presentation of these non-GAAP financial measures, when considered together with the most directly comparable GAAP financial measures and the reconciliations to those GAAP financial measures, provides investors with additional tools to understand the factors and trends affecting the Company's underlying business than could be obtained absent these disclosures.

The Company has provided guidance in this press release with respect to certain non-GAAP financial measures, including non-GAAP Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Net Income. The Company cannot predict certain items that are included in reported GAAP results, including items such as strategic developments, integration and acquisition costs and related fair value adjustments, impacts of unrealized mark-to-market derivative gains and losses, foreign currency exchange, and items impacting comparability. This list is not inclusive of all potential items, and the Company intends to update the list as appropriate as these items are evaluated on an ongoing basis. In addition, the items that cannot be predicted can be highly variable and could potentially have significant impacts on the Company’s GAAP measures. As such, prospective quantification of these items is not feasible without unreasonable efforts, and a reconciliation of forward-looking non-GAAP Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Net Income to GAAP net income or diluted earnings per share has not been provided.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Words such as “drive,” “deliver,” “target,” “increase,” “continue,” “progress,” “will,” “achieve,” “focus,” “support,” “create,” “expand,” “maintain,” “reinvest,” “return,” “believe,” “leverage,” “invest,” “grow,” “outlook,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s plans, execution, dividends, share repurchase program, and business and financial outlook and prospects. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this press release should understand that these statements are not guarantees of performance or results. Many factors could affect these forward-looking statements and the Company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this press release. These risks and uncertainties include, among other things: the availability and prices of raw materials and other commodities; labor shortages and other operational challenges; an uncertain general economic environment, including inflationary pressures and recessionary concerns, any of which could adversely impact the Company’s business, financial condition or results of operations, including the demand and prices for the Company’s products; risks associated with integrating acquired businesses, including the Company’s former European joint venture; levels of labor and people-related expenses; the Company’s ability to successfully execute its long-term value creation strategies; the Company’s ability to execute on large capital projects, including construction of new production lines or facilities; the competitive environment and related conditions in the markets in which the Company operates; political and economic conditions of the countries in which the Company conducts business and other factors related to its international operations; disruptions in the global economy caused by conflicts such as the war in Ukraine and the possible related heightening of the Company’s other known risks; impacts on the Company’s business due to health pandemics or other contagious outbreaks, such as the COVID-19 pandemic, including impacts on demand for its products, increased costs, disruption of supply, other constraints in the availability of key commodities and other necessary services or restrictions imposed by public health authorities or governments; disruption of the Company’s access to export mechanisms; risks associated with other possible acquisitions; the Company’s debt levels; changes in the Company’s relationships with its growers or significant customers; actions of governments and regulatory factors affecting the Company’s businesses; the ultimate outcome of litigation or any product recalls; the Company’s ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and other risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release, which speak only as of the date of this press release. The Company undertakes no responsibility for updating these statements, except as required by law.

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